Exhibit (n)(2)

KPMG LLP
Suite 1000
620 S. Tryon Street
Charlotte, North Carolina 28202-1842

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Trustees
Barings Global Short Duration High Yield Fund.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB)), the statement of assets and liabilities of Barings Global Short Duration High Yield Fund (the Company), including the schedule of investments) as of December 31, 2025, the related statements of operations and cash flows for the year then ended) the statements of changes in net assets for each of the years in the two-year period then ended) and the related notes (collectively) the financial statements) and the financial highlights for each of the years in the two-year period then ended and our report dated February 28, 2026 expressed an unqualified opinion on those financial statements. We have not performed any procedures with respect to the audited financial statements subsequent to February 28, 2026.

We have also previously audited, in accordance with the standards of the PCAOB, the statement of assets and liabilities of the Company, including the schedule of investments, as of December 31, 2024, the related statements of operations, changes in net assets, and cash flows for the year then ended, and the related notes ( collectively, the financial statements) and the financial highlights for the year then ended ( none of which is presented herein), and we expressed an unqualified opinion. The senior securities information included in Registration Statement on Form N-2 of the Company as of December 31, 2025 and 2024, under the caption "Senior Securities" (the Senior Securities Table), has been subjected to audit procedures performed in conjunction with the audit of the Company's respective financial statements. The Senior Securities Table is the responsibility of the Company's management. Our audit procedures included determining whether the Senior Securities Table reconciles to the respective financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the respective financial statements as a whole.

Charlotte, North Carolina
July 2, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.